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                                                            EXHIBIT 23.2



              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 21, 1996 on the consolidated statements of income, stockholders' equity and cash flows of 800-JR CIGAR, Inc. and subsidiaries for the year ended December 31, 1995 which appear in the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 previously filed by 800-JR CIGAR, Inc.



                                           J. H. COHN LLP

Roseland, New Jersey
June 29, 1998